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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

         FOR REGISTRATION FORM ON 8-A OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Fox Entertainment Group, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


      Delaware                                              95-4066193
 ------------------                                     ------------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification No.)

1211 Avenue of the Americas
New York, New York                                              10036
----------------------------------------                 -------------------
(Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [x]                                  box. [ ]

Securities Act registration statement file number to which this form relates:  333-61515
               ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                           Name of each exchange on which
be so registered                                 each class is to be registered
----------------                                 ------------------------------
Class A Common Stock,                                   New York Stock Exchange
par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to
  be so registered
----------------------
       None

                                  _______________

                Copies of correspondence should be forwarded to:
                             Jeffrey W. Rubin, Esq.
                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the information set forth under the heading "Description of Capital Stock" contained in the Registration Statement on Form S-1 (Registration No. 333- 61515) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on August 14, 1998, and as such Registration Statement may be thereafter amended.

ITEM 2.   EXHIBITS.

Exhibit No.  Exhibit
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     3.1     Form of Restated Certificate of Incorporation

     3.2     Form of By-laws

     4.1     Specimen Stock Certificate

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


REGISTRANT: FOX ENTERTAINMENT GROUP, INC.


DATE: NOVEMBER 3, 1998


BY: /s/ LAWRENCE A. JACOBS
   -------------------------
   NAME: LAWRENCE A. JACOBS
   TITLE: SECRETARY

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                               INDEX TO EXHIBITS


Exhibit No.  Exhibit
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     3.1     Form of Restated Certificate of Incorporation

     3.2     Form of By-Laws

     4.1     Specimen Stock Certificate


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